                                                                    EXHIBIT 99.6





                             BROKER-DEALER AGREEMENT

                                     BETWEEN

                              --------------------

                                AS AUCTION AGENT

                                       AND

                              --------------------

                                AS BROKER-DEALER

                       DATED AS OF _____________ __, 200_

                                   RELATING TO

                             $_____________________

                           PHEAA STUDENT LOAN TRUST I
                         STUDENT LOAN ASSET-BACKED NOTES
                                  CONSISTING OF
                                SERIES __________

                             BROKER-DEALER AGREEMENT

     This Broker-Dealer Agreement (the "Agreement"), dated as of ___________, 2003, is between ________________ (together with its successors and assigns, the "Auction Agent"), a __________ corporation, pursuant to authority granted to it in the Auction Agency Agreement and acting not in its individual capacity but solely as agent for the Issuer, and ________________________ (together with its successors and assigns hereinafter referred to as "BD").

                                   Background
                                   ----------

     The Auction Agent was appointed as such pursuant to the provisions of an Indenture of Trust, dated as of _____________ __, 2003 (the "Trust Indenture") by and between PHEAA Student Loan Trust I, a Delaware statutory trust, (the "Issuer"), and Manufacturers and Traders Trust Company, a New York corporation (the "Trustee"), as supplemented and amended by a First Supplemental Indenture of Trust, dated as of _____________ __, 2003 by and between the Issuer and the Trustee (the "First Supplemental Indenture"). The Issuer proposes to issue $_________________ aggregate principal amount of its Student Loan Asset-Backed Notes, Series ______, Class __ and Class ____ (the "Offered Notes") pursuant to the Indenture.

     The interest rates on the Offered Notes are to be determined in accordance with the terms of the Auction Procedures attached to the First Supplemental Indenture as Appendix A (the "Auction Procedures." The Indenture, the First Supplemental Indenture and the Auction Procedures are collectively referred to herein as the "Indenture"). The Auction Agent is acting as such pursuant to the Auction Agency Agreement among the Issuer, the Trustee and the Auction Agent dated as of ___________, 2003.

     The Indenture provides that the interest rate on the Offered Notes for each Auction Period after the Initial Auction Period shall, except as otherwise provided in the Indenture, equal the Auction Rate that the Auction Agent advises has resulted on the Auction Date from the implementation of the Auction Procedures. Pursuant to Section 2.9(a) or (b) of the Auction Agency Agreement, the Auction Agent has entered into this Agreement.

     The Auction Procedures require the participation of one or more Broker-Dealers.

     Now, Therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Auction Agent and BD agree as follows:

1. DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1. Terms Defined by Reference to the Indenture. Capitalized terms not defined herein shall have the respective meanings specified in or pursuant to the Indenture and the Auction Agency Agreement.

     1.2. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

     (a) "AUCTION" shall have the meaning specified in Section 2.1 hereof.

     (b) "AUCTION AGENCY AGREEMENT" shall mean the Auction Agency Agreement, dated as of _____________ __, 2003, among the Issuer, the Trustee and the Auction Agent relating to the Offered Notes.

     (c) "AUCTION PROCEDURES" shall mean the Auction Procedures that are set forth in Appendix A to the First Supplemental Indenture.

     (d) "AUTHORIZED OFFICER" shall mean, with respect to the Auction Agent, each Managing Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer of the Auction Agent assigned to its _______________, and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

     (e) "BD OFFICER" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

     (f) "BROKER-DEALER AGREEMENT" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

     (g) "SETTLEMENT PROCEDURES" shall mean the Settlement Procedures attached hereto as Exhibit A.

     (h) "INITIAL PERIOD" shall mean the period beginning on the closing date and ending on the first Auction Date.

     1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

     (a) Words importing the singular number shall include the plural number and vice versa.

     (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

     (d) All references herein to a particular time of day shall be to New York City time.

     (e) The rights and duties of the Broker-Dealer and the Auction Agent under this Agreement shall apply to each class of the Offered Notes, but separately.

2. THE AUCTION.

     2.1. Purpose: Incorporation by Reference of Auction Procedures and
          -------------------------------------------------------------
Settlement Procedures.
----------------------

     (a) On each Auction Date after the Initial Period, the provisions of the Auction Procedures will be implemented and followed by the Auction Agent for the purpose of determining the Auction Rate for the next Auction Period. Each periodic operation of such Auction Procedures is hereinafter referred to as an "Auction."

     (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

     (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other persons meeting the requirements specified in the definition of "Broker-Dealer" may execute Broker-Dealer Agreements and participate as Broker-Dealers in Auctions.

     (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Issuer may, by notice to BD and all other Broker-Dealers given no later than 3:00 P.M. on the Business Day next preceding an Auction, prohibit all (but not less than all) Broker-Dealers from submitting Bids for their own account in such Auction and, if so specified in such notice, all future Auctions until such notice is withdrawn, but the Broker-Dealers may continue to submit Hold and Sell orders for their own accounts and Bids on behalf of customers. The Auction Agent shall have no duty or liability with respect to enforcement of this subsection.

     2.2. Preparation for Each Auction.
          -----------------------------

     (a) Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall advise BD by telephone of the Maximum Auction Rate, the Maximum Rate, the Maximum Interest Rate, the All Hold Rate, One-Month LIBOR and the Applicable LIBOR Rate.

     (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent has given the notice referred to in clause (viii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date and 9:15 A.M. on the old Auction Date. Thereafter, BD shall promptly notify customers of BD that BD believes are Existing Owners of such change in the Auction Date.

     (c) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Existing Owners of the Offered Notes and the aggregate principal amounts of Offered Notes specifically owned by each such customer. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any person other than the Trustee, the Issuer and BD, provided that the Auction Agent reserves the right to disclose, any such information if it is advised by its counsel that such failure would be unlawful or would subject the Auction Agent to liability for which it has not received indemnity satisfactory to it.

     2.3. Auction Schedule: Method of Submission of Orders.
          -------------------------------------------------

     (a) The Auction Agent shall conduct Auctions on the Auction Date for the Offered Notes in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with consent of the Trustee, at the direction of the Issuer, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give written notice of any such change to BD. Such notice shall be received prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

         Time                            Event
         ----                            -----
By 9:30 A.M.                             Auction Agent obtains the Maximum Auction Rate, the Maximum Rate, the Maximum Interest Rate, the All Hold Rate, One-Month LIBOR and
                                         the Applicable LIBOR Rate.  Auction Agent notifies the Trustee and the Broker-Dealers of the Maximum Auction Rate, the Maximum Rate,
                                         the Maximum Interest Rate, the All Hold Rate, One-Month LIBOR and
                                         the Applicable LIBOR Rate.

9:30 A.M. - 1:00 P.M.                    Auction Agent assembles information communicated to it by
                                         Broker-Dealers as provided in the Auction Procedures.
                                         Submission Deadline is 1:00 P.M.

Not earlier than 1:00 P.M.               Auction Agent makes determinations pursuant to the Auction
                                         Procedures.  Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and principal amounts of Offered
                                         Notes are allocated as provided in the Auction Procedures.
                                         Auction Agent gives notice of Auction results as set forth in
                                         Section 2.4(a) hereof.

Not later than 3:00 P.M.                 Auction Agent advises the Trustee of the Auction Rate for the next
                                         Auction Period and of the results of the Auction as provided in the Auction Procedures.


     (b) BD agrees to maintain a list of Potential Owners and to contact the Potential Owners on such list on or prior to each Auction Date for the purpose of participating in the Auction on such Auction Date.

     (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit a separate Order to the Auction Agent for each Potential Owner or Existing Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Owners or Existing Owners on whose behalf BD is submitting Orders.

     (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of Offered Notes, made through BD by an Existing Owner to another person other than pursuant to an Auction and (ii) a written notice, in substantially the form attached hereto as Exhibit D, of the failure of any Offered Notes to be transferred to or by any person that purchased or sold Offered Notes through BD pursuant to an Auction. The Auction Agent is not required to give effect to any notice with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

     (e) BD agrees to handle its customers' Orders in accordance with its duties under applicable securities laws and rules.

     (f) Prior to or concurrently with the execution and delivery of the Auction Agent Agreement, BD shall provide the Auction Agent with a list of the Existing Owners of the Offered Notes who have agreed to purchase such Offered Notes through BD, if any. In order to verify the accuracy and authenticity of the lists of Existing Owners so provided, the Auction Agent may confirm those lists of the Existing Owners to the respective Broker-Dealers who provided the original lists within 10 Business Days of the Auction Agent's receipt thereof.

     2.4. Notices.
          --------

     (a) On each Auction Date, the Auction Agent shall notify BD by telephone of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 10:30 A.M. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing, if previously so requested, of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

     (b) BD shall notify each Existing Owner or Potential Owner on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

     (c) The Auction Agent shall deliver to BD after receipt all notices and certificates which the Auction Agent is required to deliver to BD pursuant to
Section 2 of the Auction Agency Agreement at the times and in the manner set forth in the Auction Agency Agreement.

     2.5. Service Charge to Be Paid to BD.
          --------------------------------

     (a) On each Interest Payment Date, for the term of this Agreement, the Auction Agent shall pay to BD from moneys received from the Trustee pursuant to
Section 3.6(b) of the Auction Agency Agreement an amount equal to the product of
(i) a fraction, the numerator of which is the number of days in the related Auction Period (or in the case of the initial period, the actual number of days elapsed since the date of delivery of the Offered Notes) and the denominator of which is 360 days times (ii) the Broker-Dealer Fee Rate times (iii) the sum of
(A) the aggregate principal amount of the Offered Notes placed by BD in all Auctions held since the last Interest Payment Date that were (1) the subject of Submitted Bids of Existing Owners submitted by BD and continued to be held as a result of such submission and (2) the subject of Submitted Bids of Potential Owners submitted by BD and purchased as a result of such submission and (B) the aggregate principal amount of the Offered Notes subject to valid

Hold Orders (determined in accordance with the Auction Procedures) submitted to the Auction Agent by BD and (C) the principal amount of the Offered Notes deemed to be subject to Hold Orders by Existing Owners pursuant to the Auction Procedures that were acquired by such Existing Owners through BD, divided by
(iv) the sum of the aggregate principal amount of the Offered Notes auctioned since the last Interest Payment Date divided by the aggregate principal amount of Offered Notes outstanding at the beginning of such period. For purposes of subclause (iii)(C) of the foregoing sentence, if any Existing Owner who acquired Offered Notes through BD transfers those Offered Notes to another person other than pursuant to an Auction, then the Broker-Dealer for the Offered Notes so transferred shall continue to be BD; provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such Offered Notes. If for any reason an Auction is not held on an Auction Date, there shall be no Broker-Dealer Fee applicable with respect to such Auction Date. The Broker-Dealer Fee shall be payable solely out of amounts received by the Auction Agent pursuant to the Indenture.

     (b) The Broker-Dealer Fee Rate shall be _____% per annum.

     2.6. Settlement.
          -----------

     (a) If any Existing Owner on whose behalf BD has submitted a Bid or Sell Order for Offered Notes that was accepted in whole or in part fails to instruct its Participant to deliver the Offered Notes subject to such Bid or Sell Order against payment therefor, BD shall instruct such Participant to deliver such Offered Notes against payment therefor and BD may deliver to the Potential Owner on whose behalf BD submitted a Bid that was accepted in whole or in part a principal amount of the Offered Notes that is less than the principal amount of the Offered Notes specified in such Bid to be purchased by such Potential Owner. Notwithstanding the foregoing terms of this Section 2.6(a), any delivery or non-delivery of Offered Notes which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(d) hereof. The Auction Agent shall have no duty or liability with respect to monitoring or enforcing requirements of this Section 2.6(a).

     (b) Neither the Auction Agent, the Trustee nor the Issuer shall have any responsibility or liability with respect to the failure of an Existing Owner, a Potential Owner or a Participant or any of them to deliver Offered Notes or to pay for Offered Notes sold or purchased pursuant to the Auction Procedures or otherwise. The Auction Agent shall have no responsibility for any adjustment to fees paid pursuant to Section 2.5 hereof as a result of any failure described in this Section 2.6(b).

3. THE AUCTION AGENT.

     3.1. Duties and Responsibilities.
          ----------------------------

     (a) The Auction Agent is acting solely as agent for the Trustee hereunder and has no duties to any other person and owes no fiduciary duties to any person by reason of this Agreement.

     (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement, or any Broker-Dealer Agreement against the Auction Agent.

     (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     3.2. Rights of the Auction Agent.
          ----------------------------

     (a) The Auction Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Trustee or by a Broker-Dealer or by their designated agents or representatives. The Auction Agent may record telephone communications with the Broker-Dealers.

     (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

     (e) The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the Offered Notes under federal or state securities laws or in respect of the sufficiency or the conformity of any transfer of Offered Notes to the terms of this Agreement, any Auction Agency Agreement, the Indenture or any other document contemplated therein or thereby.

     3.3. The Auction Agent's Disclaimer. The Auction Agent makes no representation as to the correctness of the recitals in, or the validity or adequacy of, this Broker-Dealer Agreement, the Auction Agency Agreement, the Offered Notes, any offering document used to make offers or sales thereof or any other agreement or instrument executed in connection with the transactions contemplated therein.

4. MISCELLANEOUS.

     4.1. Termination. Any party may terminate this Agreement at any time upon thirty days prior notice to the other party. This Agreement shall automatically terminate upon the delivery of certificates representing the Offered Notes pursuant to the Auction Procedures or upon termination of the Auction Agency Agreement.

     4.2. Participant in Securities Depository. Either (i) BD is, and shall remain for the term of this Agreement, a member of, or Participant in, the Securities Depository, or (ii) BD may designate a Participant to act on BD's behalf for purposes of this Agreement. If BD wishes to designate a different Participant to act on its behalf, BD shall give the Auction Agent at least two Business Day's prior notice thereof.

     4.3. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, at its address or facsimile number set forth below:

     If to BD, addressed:
                                              ---------------------------
                                              ---------------------------
                                              ---------------------------
                                              Attention:
                                              Telephone:
                                              Facsimile:

     If to the Auction Agent, addressed:
                                              ---------------------------
                                              ---------------------------
                                              ---------------------------
                                              Attention: Auction Rate Securities
                                              Telephone No.:
                                              Facsimile No.:

     If to the Issuer, addressed:             PHEAA Student Loan Trust I
                                              One Rodney Square, Suite 102
                                              920 King Street
                                              Wilmington, DE 19801
                                              Attention: ___________________
                                              Telephone: (302) ___-______
                                              Facsimile: (302) ___-______

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     4.4. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

     4.5. Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Trustee, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     4.6. Amendment: Waiver.
          ------------------

     (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each party hereto. The provisions herein regarding Auction Procedures may be amended from time to time to conform to industry or market practices solely upon the written consent of the parties hereto and upon written notice of such amendment to the affected Registered Owners of such Offered Notes and no prior written consent of any such Registered Owner shall be required in connection with such amendment.

     (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     4.7. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Trustee at the direction of the Issuer without the consent of BD.

     4.8. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     4.9. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     4.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                                       -----------------------------------------
                                       AS AUCTION AGENT


                                       By:
                                          --------------------------------------

                                              Name:
                                                    ----------------------------

                                              Title:
                                                    ----------------------------

                     BROKER-DEALER AGREEMENT EXECUTION PAGE
                                FOR BROKER-DEALER



                                       -----------------------------------------
                                       AS BROKER DEALER


                                       By:
                                          --------------------------------------

                                              Name:
                                                    ----------------------------

                                              Title:
                                                    ----------------------------

                      EXHIBIT A TO BROKER-DEALER AGREEMENT

                              SETTLEMENT PROCEDURES

                          AUCTION RATE NOTE SETTLEMENT
                                   PROCEDURES

     If not otherwise defined below, capitalized terms used herein shall have the respective meanings specified in the Indenture and the Auction Procedures. These Settlement Procedures apply separately to all Offered Notes except as may otherwise be specified with respect to a class in the related Supplemental Indenture.

     (a) Not later than 3:00 P.M. on each Auction Date, the Auction Agent is required to notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Note Owner or Potential Note Owner of:

          (i) the Applicable Auction Rate fixed for the next Interest Period;

          (ii) whether there were Sufficient Clearing Bids in such Auction;

          (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of an Existing Note Owner, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Offered Notes, if any, to be purchased or sold by such Existing Note Owner;

          (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Note Owner, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Offered Notes, if any, to be purchased by such Potential Note Owner;

          (v) if the aggregate principal amount of Offered Notes to be sold by all Existing Note Owners on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Offered Notes to be purchased by all Potential Note Owners on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of Offered Notes and the principal amount of Offered Notes to be purchased from one or more Existing Note Owners on whose behalf such Seller's Broker-Dealer acted by one or more Potential Note Owners on whose behalf each of such Buyer's Broker-Dealers acted; and

          (vi) if the principal amount of Offered Notes to be purchased by all Potential Note Owners on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Offered Notes to be sold by all Existing Note Owners on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Offered Notes and the principal amount of Offered Notes to be sold to one or more Potential Note Owners on whose behalf such Buyer's

Broker-Dealer acted by one or more Existing Note Owners on whose behalf each of such Seller's Broker-Dealers acted;

          (vii) the Auction Date for the next succeeding Auction.

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Note Owner or Potential Note Owner shall:

          (i) advise each Existing Note Owner and Potential Note Owner on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

          (ii) in the case of a Buyer's Broker-Dealer, instruct each Potential Note Owner on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Bidder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Securities Depository the amount necessary to purchase the principal amount of Offered Notes to be purchased pursuant to such Bid against receipt of such principal amount of Offered Notes;

          (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Note Owner on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Note Owner's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Securities Depository the principal amount of Offered Notes to be sold pursuant to such Order against payment therefor;

          (iv) advise each Existing Note Owner on whose behalf such Broker-Dealer submitted an Order and each Potential Note Owner on whose behalf such Broker-Dealer submitted a Bid of the Applicable Auction Rate for the next Interest Period;

          (v) advise each Existing Note Owner on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

          (vi) advise each Potential Note Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

     (c) On the basis of the information provided to it pursuant to paragraph
(a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Offered Notes received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Note Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Note Owners, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

     (d) On each Auction Date:

          (i) each Potential Note Owner and Existing Note Owner with an Order in the Auction on such Auction Date shall instruct its Participant as provided in
(b)(ii) or (b)(iii) above, as the case may be;

          (ii) each Seller's Broker-Dealer that is not a Participant of the Securities Depository shall instruct its Participant to (A) pay through the Securities Depository to the Participant of the Existing Note Owner delivering Offered Notes to such Broker-Dealer following such Auction pursuant to Paragraph
(b)(ii) above the amount necessary to purchase such Offered Notes against receipt of such Offered Notes, and (B) deliver such Offered Notes through the Securities Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

          (iii) each Buyer's Broker-Dealer that is not a Participant of the Securities Depository shall instruct its Participant to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Offered Notes to be purchased pursuant to (b)(ii) above against receipt of such Offered Notes, and

     (e) deliver such Offered Notes through the Securities Depository to the Participant of the purchaser thereof against payment therefor.

     (f) On the first Business Day following each Auction Date:

          (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and the Securities Depository shall execute such transactions;

          (ii) each Seller's Broker-Dealer or its Participant shall instruct the Securities Depository to execute the transactions described in (d)(ii) above for such Auction, and the Securities Depository shall execute such transactions; and

          (iii) each Buyer's Broker-Dealer or its Participant shall instruct the Securities Depository to execute the transactions described in (d)(iii) above for such Auction, and the Securities Depository shall execute such transactions.

     (g) If an Existing Note Owner selling Offered Notes in an Auction fails to deliver such Offered Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Note Owner on behalf of which it submitted a Bid that was accepted a principal amount of Offered Notes that is less than the principal amount of Offered Notes that otherwise was to be purchased by such Potential Note Owner. In such event, the principal amount of Offered Notes to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser principal amount of Offered Notes shall constitute good delivery. Notwithstanding the foregoing, any delivery or nondelivery of Offered Notes which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer

Agreement. Neither the Trustee nor the Auction Agent shall have any responsibility or liability with respect to the failure of a Potential Note Owner, Existing Note Owner or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of Offered Notes or to pay for the Offered Notes purchased or sold pursuant to an Auction or otherwise.

                      EXHIBIT B TO BROKER-DEALER AGREEMENT

                   (Submit only one Order on this Order Form)

                           PHEAA STUDENT LOAN TRUST I

                         Student Loan Asset-Backed Notes

                              Series ______________




                           ("Series __________ Notes")



                                   Order Form

                      EXHIBIT C TO BROKER-DEALER AGREEMENT

                 (To be used only for transfers made other than
                             pursuant to an Auction)

                           PHEAA STUDENT LOAN TRUST I
                         Student Loan Asset-Backed Notes

                               Series ____________

                          ("Series ___________ Notes")



                                  Transfer Form

We are (check one):

               -----             the Existing Owner named below; or

               -----             the Broker-Dealer for such Existing Owner; or

               -----             the Participant for such Existing Owner.

     We hereby notify you that such existing Owner has transferred $___________* Series ________ Notes to ____________________.

                            (Name of Existing Owner)

                             (Name of Broker-Dealer)

                              (Name of Participant)


                                       By:
                                          --------------------------------------
                                       Printed Name:
                                                    ----------------------------
                                       Title:
                                             -----------------------------------
----------
*Notes may only be transferred in units of $50,000.

                      EXHIBIT D TO BROKER-DEALER AGREEMENT

                     (To be used only for failure to deliver
                       Notes sold pursuant to an Auction)

                           PHEAA STUDENT LOAN TRUST I

                         Student Loan Asset-Backed Notes

                               Series ____________

                           ("Series _________ Notes")

                         Notice Of A Failure To Deliver

Complete either I. or II.

     I. We are a Broker-Dealer for ________________________ (the "Purchaser"), which purchased $_________* of the Series ________ Notes in the Auction held on ____________ from the seller of such Notes.

     II. We are a Broker-Dealer for ________________________ (the "Seller"), which sold $__________* of the Series __________ Notes in the Auction held on ____________, to the purchaser of such Notes.

We hereby notify you that (check one) -

             -----      the Seller failed to deliver such Notes to the Purchaser

             ----- the Purchaser failed to make payment to the Seller upon delivery of such Notes


                                      Name:
                                           -------------------------------------
                                           (Name of Broker-Dealer)

                                       By:
                                          --------------------------------------
                                       Printed Name:
                                                    ----------------------------
                                       Title:
                                             -----------------------------------


----------
*Notes may only be transferred in units of $50,000.

                                       D-1